McCarter & English, LLP
Four Gateway Center
100 Mulberry Street
P.O. Box 652
Newark, NJ 07102
T. 973.622.4444
F. 973.624.7070
www.mccarter.com
October 22, 2007

RE: Hill International, Inc.

Registration Statement on Form S-3

Hill International, Inc.
303 Lippincott Centre
Marlton, New Jersey 08053

Dear Sirs:

We have acted as counsel for Hill International, Inc., a Delaware corporation (the “Company”), in connection with the Post-Effective Amendment No. 4 to Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to 300,000 shares of common stock, $0.0001 par value per share, of the Company, (the “Shares”) that constitute part of underwriters’ units. The underwriters’ units are issuable upon exercise of unit purchase options issued by the Company in June 2004.

In so acting, we have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and the Bylaws of the Company, and such other certificates, records, instruments and documents, and have made such other and further investigations, as we have deemed necessary or appropriate to enable us to express the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

Based upon the foregoing examination, we are of the opinion that:

1. Upon issuance and delivery by the Company of the Shares and payment of the purchase price therefor in accordance with the terms and provisions of the unit purchase options, the Shares issued thereunder will be legally issued, fully paid and non-assessable.

2. The issuance of the Shares is subject to the continuing effectiveness of the Registration Statement and the qualification, or exemption from registration, of such Shares under certain state securities laws.

Hill International, Inc.
October 22, 2007

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ McCarter & English, LLP

McCarter & English, LLP